UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2014
XTRALINK ENERGY CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54508	27-3187919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 East Liberty Street, Suite 200, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-702-637-6144
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

The Company currently holds a license for proprietary oxygen enriched water technology and has established a sub-licensor arrangement and potential joint venture partnership.  The Company intends to expand its scope of business to shale oil exploration in Peru.

Licensing Operations:

On December 31, 2014, the Company’s licensor, Oxford International Inc. (“Oxford”) granted a courtesy extension to extend the commencement date of bottled water operations from December 31, 2014 to August 31, 2015.  The Company in turn has granted a courtesy extension to its sub licensor, Lumut Technologies Inc. (“Lumut”) to extend the commencement date of bottled water operations from December 31, 2014 to August 31, 2015.  All amounts due to Oxford under various extension agreements have been paid in full.  Amounts owed under various extension agreements with Lumut are in arrears.  Lumut intends on settling all amounts owed and raise the necessary funding to establish operations prior to August 31, 2015.  There can be no assurance that such funds will be obtained to settled current obligations.

Shale Oil Exploration:

Consultant Agreements:

Zhunger Capital Partners Inc.

On December 31, 2014, the Company entered into a Convertible Promissory Agreement with Zhunger Capital Partners Inc. (“Zhunger”).  The Company engaged Zhunger to source a shale oil exploration project and to engage parties with existing exploration rights of which also meet all qualifications necessary to obtain a Technical Evaluation Permit (“Permit”) from the government of Peru for shale oil exploration.  A Permit is required for all exploration efforts. Please refer to Exhibit 10.1.

On behalf of the Company, Zhunger engaged a qualified oil exploration company, New West Energy Services Inc. (“New West”) to assist a local Peruvian company, Century Petroleum Limited (Peru) S.A. (“Century”) to qualify for a Permit from the Government of Peru.  Century holds the exploration rights to one parcel of shale oil property that is approximately 6,000 square kilometers (the “Parcel”).

Zhunger has incurred expenses in the amount of $ 25,000 in facilitating negotiations with Century and New West on behalf of the Company.  In consideration for services rendered and expenses incurred, upon assignment of the Parcel from Century to the Company, the Company shall issue a convertible promissory note in the amount of $ 25,000, convertible at $ 0.025 common shares, or 1,000,000 common shares.  The 1,000,000 common shares shall be classified as pre-split common shares and to be issued in proportion to the 34,510,000 common shares outstanding, or 3% of outstanding shares.  The conversion option expires December 31, 2016.

On January 14, 2015, Century assigned the Parcel and exploration rights and Permit rights, upon approval, to the Company containing Lot 8 consisting of 5,900 square kilometers and Lot 4 consisting of 100 square kilometers.   The promissory note was also issued to Zhunger on this date.

Century is currently under application to apply for the Permit with the Government of Peru.  The approval date cannot be estimated at this time.  Upon granting of the Permit, it will allow the Company to conduct geological tests, prepare topographical drawings, drill and analyze oil reserves for 2 years.  Subsequent to the 2 years, a development permit will be issued followed thereafter by a 30 year petroleum permit.

Omega Research Corporation

On December 31, 2014, the Company entered into a Promissory Agreement with Omega Research Corporation (“Omega”).  Please refer to Exhibit 10.2.  Omega specializes in identifying properties for shale oil exploration and assistance in negotiations with parties in the corporate and government sectors.  Omega has located the shale oil exploration project in Peru, completed preliminary work with geologists and a technical team and through an intermediary (Zhunger), assisted with the engagement of parties, Century and New West, instrumental in the acquisition of mining and permit rights.

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As of December 31, 2014, Omega has incurred expenses totaling $ 214,482.  The Company shall reimburse Omega theses expenses incurred upon assignment of the Parcel from Century to the Company.  On January 14, 2015, Century assigned the Parcel, exploration and Permit rights to the Company and the $ 214,482 is currently due on demand on a first priority basis.  The amount is without stated interest.

The Company intends on raising sufficient working capital to fund the acquisition and the fee payable to Omega through shareholder loans and private placements.  There can be no assurance that such funds will be raised.

Assignment Agreement:

On January 14, 2015, the Company entered into an assignment agreement with Century whereby Century assigned all rights, benefits, liabilities, duties and obligations, title and interest and all rights arising of the Parcel consisting of Lot 8 and Lot 4 and Permit rights upon approval.  The Company acknowledges that Century is currently under application of the Permit with the Government of Peru and the approval of the Permit cannot be estimated at this time.  Upon approval of the Permit, the Permit shall be issued to the Company.  Please refer to Exhibit 10.3.  The President of Century is Mr. Juy. Mr. Juy was appointed the Company’s Director and Vice President of Engineering on January 16, 2015.

Superseded Agreement:

On July 8, 2014, the Registrant entered into a Consulting Service Agreement with Magnum Group International Inc., (“MGI”) to assist in the acquisition of an 85% share of a Peruvian company for consideration of a $ 175,000 fee payable upon completion of the acquisition. The fee shall cover expenditures made by MGI incurred during the negotiation process and deemed necessary for an acquisition to materialize. The agreement with MGI has been superseded by the agreements with Zhunger and Omega and deemed terminated by mutual agreement between all parties.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors or Certain Officers; Compensatory Arrangement of Certain Officers

On January 13, 2015, Maurice Sale resigned from all posts held with the Company.  Mr. Sale’s resignation was as a result of personal reasons and was not as a result of any disagreement with the Company or with officers and directors appointed on January 13 and January 16, 2015.  Mr. Sale served as the Company’s sole officer and director filling the post of President, CEO, CAO, CFO, director, Treasurer, and Secretary from August 3, 2010 to January 13, 2015.

On January 13, 2015, Sergius Borys was appointed President, CEO, CAO, Director and Secretary of the Company.

Sergius Borys, B. Comm LLB

For the past 5 years, Mr. Borys has been self-employed with business ventures in the import export, real estate development in Alberta and China, and also serves as a financial and securities consultant.  For the past 3 years he has been a consultant for Magnum Group International Inc. and director of Emergent Waste Solutions Inc., with both companies primarily in the business of pyrolysis operations.

On January 13, 2015, Peter Khean was appointed Director, CFO and Treasurer of the Company.

Peter Khean, Phd., CPA

Mr. Khean obtained a bachelor’s degree in business administration from Melbourne University, a Certified Public Accounting designation in Canada (Legacy designation – Certified General Accountant), and also obtained his Master’s and Doctorate degree in business administration in California.

For the past 5 years, Mr. Khean has been a director of Magnum Group International Inc., (“MGI”), the owner of proprietary pyrolysis technology and consultation firm.

On January 16, 2015, the Company appointed Vincent Juy as Director and Vice President of Engineering.

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Vincent Juy, Structural and Mechanical Engineer

Mr. Juy obtained his Bachelors of Mechanical Engineering in 1973 from the University of Engineering in Peru and also his masters of Structural Engineering from the University of Washington.  For the past 5 years, Mr. Juy has managed several mining operations in China and Peru.

There are no family relationships between the appointed officers and directs. All appointed directors and officers shall serve their posts until the next annual shareholder meeting to be held on August 2, 2015.  There are currently no employment contracts in place.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                           Description

10.1	Convertible Promissory Agreement – Zhunger Capital Partners Inc., December 31, 2014
10.2	Promissory Agreement – Omega Research Corporation, December 31, 2014
10.3	Assignment of Permit – Century Petroleum Limited (Peru) S.A., January 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRALINK ENERGY CORP.
/s/ Sergius Borys
Sergius Borys
President, CEO, CAO, Director, Secretary
Date:	January 26, 2015